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                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY JURISDICTION, AND THIS WARRANT CANNOT BE EXERCISED, SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION IS THEN AVAILABLE.

                          STARTRONIX INTERNATIONAL INC.
                              2402 MICHELSON DRIVE
                                    SUITE 160
                            IRVINE, CALIFORNIA 92715

                                     WARRANT

Date of Issuance:
May 29, 1996
Expiration Date:
May 29, 1998

         THIS CERTIFIES THAT, for value received, STOCKWORKS USA, INC., or any registered assigns thereof (the "Registered Holder"), is entitled to subscribe for and purchase from STARTRONIX INTERNATIONAL INC. (the "Company"), a Delaware corporation, 22,500 shares (the "Shares") of Common Stock, par value $.001 of the Company (the "Common Stock"), at a price of $1.00 per Share, at any time and from time to time after the date hereof and through the second anniversary of the date hereof (the "Warrant Exercise Period").

         This Warrant is subject to the following provisions, terms and conditions:

                   1. EXERCISE; ISSUANCE OF CERTIFICATES, ETC.

         (a) The rights represented by this Warrant may be exercised by the Registered Holder hereof at any time and from time to time during the Warrant Exercise Period in whole or in part (but not as to a fractional Share), by the surrender of this Warrant (properly endorsed if required) accompanied by a completed and executed copy of the Exercise Agreement in the form of Exhibit I to this Warrant at the principal office of the Company (or at such other office or agency of the Company as it may designate in accordance herewith) and upon payment to it in immediately available funds of an amount equal to $1.00 multiplied by the number of Shares as to which this Warrant is then being exercised (the "Warrant Exercise Price").


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         (b) The Company agrees that the Shares purchased upon exercise of this
Warrant shall be, and are deemed to be, issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment of the Warrant Exercise Price shall have been made for Shares as provided herein. Certificates for the Shares purchased upon exercise of this Warrant shall be delivered to the holder hereof within a reasonable time, not to exceed ten (10) days, after this Warrant shall have been so exercised.

         (c) The rights represented by this Warrant shall terminate upon the earlier to occur of exercise of this Warrant in whole or the expiration of the Warrant Exercise Period.

                2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES

         (a) The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (b) The Company further covenants and agrees that during the Warrant Exercise Period, the Company will at all times have authorized and reserved for issuance pursuant to the exercise of this Warrant, a sufficient number of Shares to provide for the exercise of this Warrant.

                3. NO FRACTIONAL SHARES

         The Company will not be obligated to issue any fractional Share or Shares upon exercise of this Warrant. To the extent the holder of this Warrant may be entitled to purchase a fractional Share, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the per-Share Warrant Exercise Price as of the Warrant Exercise Date.

                4. REORGANIZATIONS, RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS
                   OR SALES

         (a) In the event of any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation, which results in the holders of any shares of Common Stock becoming entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder of the Warrant) shall be made such that immediately following consummation of such transaction, the holder of this Warrant shall have the right to purchase and receive upon the basis and terms and conditions specified in this Warrant, and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may


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be issued or payable with respect to, or in exchange for, the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place.

         (b) If a purchase, tender or exchange offer is made to and accepted by the holders of a majority of the outstanding shares of the Company's Common Stock, the Company shall not effect any consolidation, merger or sale with the individual or entity having made such offer or with any Affiliate of such individual or entity, unless, prior to the consummation of such consolidation, merger or sale, the holder of this Warrant shall have been given a reasonable opportunity to elect to receive upon the exercise of this Warrant either the Shares then issuable with respect to the Shares of Common Stock or the stock, securities or assets issuable to a holder of the number of Shares for which this Warrant may then be exercised in accordance with such offer.

                5. NOTICE OF CERTAIN EVENTS

         If at any time during the Warrant Exercise Period:

         (a) the Company shall declare any cash dividend upon Shares of Common Stock;

         (b) the Company shall declare any dividend upon any Shares of Common Stock payable in any class or category of securities or make any special dividend or other distribution (other than regular cash dividends) to the holders of any Shares of Common Stock;

         (c) the Company shall offer for subscription to the holders of any Shares of Common Stock any additional securities of any class or category or other rights to acquire any such securities;

         (d) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with, exchange of any of the securities of the Company for those of, or sale of all or any substantial part of the assets of the Company to, another individual or entity; or

         (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, in accordance with SECTION 11(c) hereof, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up (which notice shall also specify the date on which the holders of Shares shall be entitled to such dividend, distribution or subscription rights), and (ii) in the case of any such reorganization,


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reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place and the date on which the holders of Shares shall be entitled to exchange their Shares for (or to receive in respect of their Shares) securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                               6. CLOSING OF BOOKS

         The Company shall at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                               7. NO VOTING RIGHTS

         This Warrant will not entitle the holder hereof to any voting rights or other rights as an equity holder of the Company.

                               8. TRANSFERABILITY

         This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, or at such other location as the Company shall designate in accordance with SECTION 11(c) hereof. This Warrant and the Shares issued upon exercise hereof may not be offered, sold, or transferred except in compliance with the Act, and any applicable state securities laws, and then only after receipt of an agreement of the offeree to whom such offer or sale is made to comply with the provisions of this SECTION 8 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any purchaser of this Warrant or any underlying security pursuant to a registration statement effective under the Act. The Registered Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act, or any similar statute then in effect, the Registered Holder shall give written notice to the Company, expressing the Registered Holder's intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel (or of other securities counsel reasonably acceptable to the Company), the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Registered Holder of such opinion, whereupon the Registered Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Registered Holder to the Company.


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                             9. EXCHANGEABLE FOR DIFFERENT DENOMINATIONS

         This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, or at such other location as the Company shall designate in accordance with SECTION 11(c) hereof, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants, as set forth on the front page hereof, will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issued this Warrant, which is set forth on the front page hereof, will be deemed to be the "Date of Issuance" of this Warrant and any purchase warrant exchanged or substituted herefor, regardless of the number of times (and dates on which) new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

                             10. REPLACEMENT WARRANT

         Upon receipt by the Company from any holder of this Warrant of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this instrument and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such holder; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                             11. GENERAL PROVISIONS

         (a) DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         (b) GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of California, without giving effect to principles concerning conflicts of law.

         (c) NOTICES. (i) All notices or other communications required or permitted to be given or made by the terms of this Warrant shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered air mail (or the functional equivalent in any foreign country), return receipt requested, or by facsimile transmission to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this SECTION 11(c) on the date of such facsimile), or three days after mailing (if given or made by mail addressed to a location within the country in which it is posted) or seven days after mailing (if made or given by mail addressed to a location outside the country in which it is posted), and in proving the same it shall be sufficient to show that the envelope containing the notice was duly


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addressed, stamped and posted, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Warrant are:

         A.      If to the Company:            StarTronix International Inc.
                                               2402 Michelson Drive
                                               Suite 160
                                               Irvine, California 92715
                                               Attn: Greg Gilbert
                                               Facsimile No.: (714) 474-9200

                With a copy (which             Kilpatrick & Cody
                shall not constitute           1100 Peachtree Street
                notice hereunder) to:          Suite 2800
                                               Atlanta, Georgia 30309-4530
                                               Attn: Dennis L. Zakas, Esq.
                                               Facsimile No.: (404) 815-6555

         B.      If to the Registered Holder:  Stockworks USA, Inc.

                                               ____________________________
                                               ____________________________
                                               Attn:_______________________
                                               Facsimile No.:______________

         C. If to a holder other than the initial Registered Holder, to such address as such holder shall provide to the Company in writing; provided that if such holder does not provide the Company with such holder's address, the Company shall have no obligation to deliver any notices to such holder required hereunder.

                  (ii) Any party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.


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                  IN WITNESS WHEREOF, StarTronix International Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of this 29th day of May, 1996.

                                        STARTRONIX INTERNATIONAL INC.


                                        By: /s/ Greg Gilbert
                                           ------------------------------
                                           Greg Gilbert, President

[CORPORATE SEAL]

Attest:


/s/ J. Michael Sellards
----------------------------------------
J. Michael Sellards, Assistant Secretary


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                                    EXHIBIT I
                               EXERCISE AGREEMENT
         To:   ______________________________          Dated:______________
               ______________________________
               ______________________________

         The undersigned Registered Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribes for and purchases _____ Shares covered by such Warrant and herewith makes full payment in immediately available funds of $__________ for such Shares at the Warrant Exercise Price provided by such Warrant.

                                        ___________________________________
                                        (Signature of Registered Holder)

                                        ___________________________________
                                        (Print or type name)

                                        ___________________________________
                                        (Address)

                                        ___________________________________
                                        ___________________________________

         NOTICE: The signature on this Exercise Agreement must correspond with the name of the Registered Holder as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, Los Angeles, California, or Atlanta, Georgia, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Los Angeles, California, or Atlanta, Georgia.

                               SIGNATURE GUARANTEE

Authorized Signature:______________________________________________________

Name of Bank or Firm:______________________________________________________

Dated:_____________________________________________________________________


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                                   EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED, ________________, the undersigned Registered Holder, hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of Shares covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint ________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee         Address of Assignee           Portion of Warrant



Dated:_____________________________     ___________________________________
                                        (Signature of Registered Holder)

                                        ____________________________________
                                        (Print or type name)

         NOTICE: The signature on this Assignment must correspond with the name of the Registered Holder as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, Los Angeles, California, or Atlanta, Georgia, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Los Angeles, California, or Atlanta, Georgia.

                               SIGNATURE GUARANTEE

Authorized Signature:______________________________________________________

Name of Bank or Firm:______________________________________________________

Dated:_____________________________________________________________________


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